Exhibit 10.2

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE BORROWER OF AN OPINION OF COUNSEL OF THE HOLDER OR THE BORROWER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE, ASSIGNMENT AND/OR OTHER TRANSFER OF THIS NOTE. THIS LEGEND SHALL BE INCLUDED ON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE. NOTWITHSTANDING ANYTHING TO THE CONTRARY PROVIDED HEREIN OR ELSEWHERE, THIS NOTE AND/OR ANY RIGHTS OF THE HOLDER HEREUNDER MAY BE TRANSFERRED IN ACCORDANCE WITH AND PURSUANT TO THE TERMS SET FORTH IN THIS NOTE AND/OR THE BRIDGE AGREEMENT.

12% SENIOR SECURED NOTE

Aggregate Principal Amount Note: $2,500,000	Issue Date: December 3, 2014

Note No.: GPB-1

FOR VALUE RECEIVED, the Undersigned, INTERCLOUD SYSTEMS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of GPB LIFE SCIENCE HOLDINGS, LLC, (“GPB”) and/or any of its successors, and/or assignees (the “Holder”), at the office of GPB located at 535 West 24th Street, 4th Floor, New York, NY 10011, New York, New York, or at such other place as any Holder may from time to time designate to Borrower in writing, all Aggregate Principal Amount, premium payments, Cash Interest, Additional Interest and all other amounts due and owing to the Holder pursuant to the Bridge Financing Agreement by and among GPB and Borrower dated as of December 3, 2014 (as amended, restated, supplemented or modified from time to time, the “Bridge Agreement”), on the dates, at the rates and in the amounts provided in the Bridge Agreement. Capitalized terms not otherwise defined herein shall have the meanings provided in the Bridge Agreement.

This Senior Secured Note (this “Note”) is executed and delivered pursuant to the terms of the Bridge Agreement.

Except as otherwise provided in the Bridge Agreement, this Note shall mature and be due and payable on the Loan Maturity Date

This Note is subject to Optional Prepayment, in whole but not in part, on the terms and conditions set forth in the Bridge Agreement.

This Note is secured, inter alia, by the Liens, the security interests, and Collateral granted and provided pursuant and on the terms and conditions set forth in the Bridge Agreement. Notwithstanding any provision to the contrary contained herein or elsewhere to the contrary, this Note is entitled to all the direct and indirect rights, benefits, remedies, covenants, agreements and related items contained and/or referenced in the Bridge Agreement and the other Documents, all of which are expressly incorporated by reference herein.

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Reference to the Bridge Agreement and the other Documents shall in no way impair the absolute and unconditional obligation of the Borrower to (i) pay all Aggregate Principal Amount, premiums, Cash Interest, Additional Interest and all other amounts owed to the Holder pursuant to the Bridge Agreement and the other Documents, and (ii) perform all of its other obligations hereunder as provided herein, in the Bridge Agreement and/or in any of the other Documents.

Upon the occurrence of an Event of Default, the Holder shall have the rights and remedies as provided in the Bridge Agreement.

The terms of this Note are subject to amendment only by the express written consent of the Holder and the Borrower.

ANY CONFLICT BETWEEN ANY TERMS OF THIS NOTE AND THE BRIDGE AGREEMENT SHALL BE RESOLVED BY REFERENCE TO THE DOCUMENT SO CHOSEN BY THE HOLDER.

This Note shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

All payments due in respect of this Note shall be made in lawful money of the United States of America in immediately available funds as provided in the Bridge Agreement.

The Borrower expressly waives any presentment, demand, protest, notice of protest, notice of any kind and/or any other similar items except as otherwise expressly provided in the Bridge Agreement.

Whenever any payment on this Note shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of Cash Interest and/or Additional Interest.

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Subject to compliance with applicable securities laws, this Note and/or any rights provided to the Holder herein may be transferred and/or assigned, at any time and from time to time, in whole or in part, by the Holder. Neither this Note, the Bridge Agreement, the Loan, any Liabilities and/or any obligations of the Borrower to the Holder may be directly and/or indirectly assigned by the Borrower (except to a successor in the event of a Major Transaction solely to the extent provided in the Bridge Agreement). This Note and all rights and obligations hereof shall be binding on and inure to the benefit of the parties hereto and their respective and permitted successors and assigns. Subject to the preceding sentence, nothing in this Note shall be construed to give to any Person other than the Borrower and the Holder any legal or equitable right, remedy or cause of action under this Note. Any attempted assignment in violation the terms of this Note shall be null and void. Notwithstanding any assignment of all or a portion of this Note and/or the Loan, GPB, for all purposes relating to dealings with the Collateral and the Blocked Account, shall remain the Lender in the Bridge Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first written above.

INTERCLOUD SYSTEMS, INC.

By:	/s/ Daniel J. Sullivan
Name:	Daniel J. Sullivan
Title:	Chief Accounting Officer